                                                                   EXHIBIT 10.22


                                                                SI/VAI Agreement
                                                                     Page 1 of 8


            _______________________________________________________

            1996 SYSTEMS INTEGRATOR/VALUE ADDED INTEGRATOR AGREEMENT

                  SONY BUSINESS AND PROFESSIONAL PRODUCTS GROUP
                              SONY ELECTRONICS INC.

                      ARTICLE I PARTIES TO THIS AGREEMENT

This Agreement is entered into and is effective as of the first day of April, 1996 ("Effective Date") by and between:

Sony Business &                                      Dental Medical Diagnostic
Professional Products Group          and             DBA:
Sony Electronics Inc.                                200 N Westlake Village
3 Paragon Drive                                      Suite 202
Montvale, NJ 07645-1735                              Westlake Village, CA 91362
(hereinafter referred to as                          (hereinafter referred to as
 the "Division")                                      the "Buyer")



                      ARTICLE II PREMISES OF THIS AGREEMENT

WHEREAS, the Division is engaged in the sale and distribution (or, in the case of software, license) of various kinds of electronics products and accessories; and,

WHEREAS, the Buyer desires to purchase and/or license certain of such products and accessories as parts of systems manufactured and/or assembled by the Buyer for resale.

NOW, THEREFORE, by reason of the foregoing premises, and in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                        ARTICLE III TERM AND DEFINITIONS

(A) TERM: This Agreement shall commence as of the Effective Date and expire on March 31, 1998 (the "Term") unless earlier terminated in accordance with Section 11.0.

(B) PRODUCTS: The term "Product(s)" refer(s) to those products, accessories and software of the Division which the Buyer is authorized to purchase and resell (or, in the case of software, license) in a System (as defined in (d) below) described in the Product and Market Schedule attached to this Agreement and made a part hereof.

(C) PRODUCT MARKET SCHEDULE: The term "Product and Market Schedule" refers to the Schedule attached to this Agreement and made a part hereof which identifies those Products which the Buyer is authorized to purchase and resell (or, in the case of software, license), and contains terms and conditions regarding those Products which may be in addition to or different from the General Terms and Conditions set forth in Article IV.

(D) SYSTEMS: The term "System(s)" shall mean those integrated systems generally described in the Product and Market Schedule attached to this Agreement and made a part hereof, that are manufactured and/or assembled by the Buyer and contain the Products or that add significant value to the Products by the Buyer's combination of same with products or accessories manufactured and/or assembled by or for the Buyer for resale or lease.

(E) GENERAL DEFINITIONS:

The term "Customer(s)" refer(s) to those third parties to whom the Buyer is authorized to resell Products in the Systems pursuant to the Customer definition set forth in the Product and Market Schedule.

The term "Sale" or "Resale" (in any tense or form) whenever used in this Agreement shall mean license in the case of software Products. The term "Resale" (in any tense or form) shall also mean lease.


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                                                                SI/VAI Agreement
                                                                     Page 2 of 8



                    ARTICLE IV GENERAL TERMS AND CONDITIONS


SECTION 1.0 SCOPE OF THIS AGREEMENT

1.1 GENERAL: The Division agrees to sell, and the Buyer agrees to purchase, the Products from the Division for the Buyer's incorporation thereof into the Systems for resale to Customers as part of the Systems upon the terms and conditions set forth in this Agreement.

1.2 LIMITATIONS: The Buyer acknowledges that its right to resell the Products under this Agreement is non-exclusive, and that the Division reserves the right to sell and distribute any of its products to any customers in the world, and to appoint any third party to do so, without giving the Buyer notice thereof and without incurring any liability to the Buyer therefor.

1.3 STATUS AS INDEPENDENT CONTRACTOR: The relationship established between the Division and the Buyer by this Agreement is that of a vendor to its vendee and nothing herein contained shall be deemed to establish or otherwise create a relationship of principal and agent between the Division and the Buyer. The Buyer represents that it is an independent contractor who will not be deemed an agent of the Division for any purpose whatsoever and neither the Buyer nor any of its agents or employees will have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of the Division. This Agreement is not a franchise agreement and does not create a franchise relationship between the parties and if any provision of this Agreement is deemed to create a franchise between the parties, then this Agreement will be deemed null and void and will automatically terminate as if such provision had been deemed unenforceable by a court as provided in Section 13.7.

SECTION 2.0 ACCESS AND AUDIT

In order to verify the Buyer's compliance with this Agreement, the Buyer shall give the Division reasonable access to the Buyer's facilities during normal business hours to make inspections of the Buyer's premises and to audit the books and records of the Buyer relating to the Products purchased by the Buyer, including the right to make copies of or abstracts from such books and records.

SECTION 3.0 SALE OF THE PRODUCTS

3.1 TERMS: The Division shall sell the Products to the Buyer upon the terms and conditions set forth in this Agreement.

3.2 PRICES: The Division shall sell the Products to the Buyer at the prices and/or fees set forth on the Products and Market Schedule attached to the Agreement and made a part hereof subject to adjustment as provided for in
Section 3.3. The Division may increase the price of the Products by giving the Buyer notice and such new pricing will apply to all of the Buyer's orders received by the Division after the effective date set forth in such notice. The Buyer may terminate this Agreement by giving the Division notice within thirty
(30) days after the issuance of any such price increase to the extent of any orders not yet shipped by the Division.

3.3 PRICE ADJUSTMENTS: If the prices at which the Products are sold hereunder represent a price which has been reduced based on a representation by the Buyer that the Buyer would make certain volume purchases, and the Buyer fails to make purchases in the volumes represented, the Division may in its sole discretion adjust prices to the otherwise prevailing prices for the number of items actually purchased, and the Buyer will pay the Division the difference promptly upon receipt of the Division's invoice therefor. If the Buyer resells any of the Products to any party other than the Customers or to any party on a stand-alone basis (i.e., not within a System or as an addition to or substitution in an existing system sold by the Buyer) the Buyer shall pay the Division an adjustment charge equal to the difference between the price charged the Buyer for such Products and the then-current single lot list price of the Division for such Products.

3.4 ALLOCATIONS: The Division may, in its sole discretion, allocate its inventory of the Products.

3.5 DISCONTINUATION/CHANGES TO PRODUCTS: The Division may, in its sole discretion, discontinue the sale of any of the Products and any parts/accessories thereto (except where continued availability is required by law) and make such changes affecting their form, fit or function as it, in its sole discretion, determines, by giving the Buyer prior notice thereof but without incurring any liability to the Buyer therefor. If, because of any discontinuance or change to the Products affecting their form, fit or function, the Buyer does not wish to purchase same or any of the other Products covered by this Agreement, then the Buyer may terminate this Agreement or cancel any order not then previously fulfilled by giving the Division notice thereof within ten
(10) days of the Division's notice to it.

3.6 TAXES: The Buyer shall bear the cost of any taxes (exclusive of taxes based on Sony Electronics Inc.'s. net income), levies, duties and fees of any kind, nature or description whatsoever applicable to any of the Products supplied by the Division to the Buyer. The Buyer will pay the Division all such sums upon demand unless the Buyer provides the Division, at the time of the submission of its purchase orders, tax exemption certificates or licenses acceptable to the appropriate taxing authorities.

3.7 SOFTWARE OWNERSHIP: The Buyer acknowledges that the Division or, in applicable instances, the Buyer's licensors, retains the entire right, title and interest to the intellectual property (including, without limitation, all copyrights) related to any item of software and related documentation which the Division provides to the Buyer. The Division shall permit the Buyer to use such software and documentation internally or to distribute such software and documentation to the Customers for the Products, and the Buyer will use such software and documentation or distribute such software and documentation only to the Customers on such terms and conditions as the Division may, from time to time, impose. The Buyer shall not itself, or permit others to, decompile, disassemble, reverse engineer or otherwise attempt to derive to source code of any such software, and the Buyer shall not itself, or permit others to, remove, obscure, or alter any copyright, trade secret, trademark, patent or other proprietary rights notice affixed to or displayed on any such software or documentation or affixed to or printed on any of its factory packaging. Nothing contained herein shall; (a) prohibit the Buyer from setting a price to its Customers for software and documentation where copies of the software and documentation are licensed to the Buyer as one of the Products; or (b) allow the Buyer to make copies of the software or documentation.

SECTION 4.0 THE SYSTEMS

4.1 GENERAL: The Buyer certifies that it shall not resell the Products to any third party on a stand alone basis and shall only resell the Products as an integrated part of the System or as an addition to or substitution in an existing System sold by the Buyer. The Buyer further certifies that except for a minimal number of development and/or demonstration Systems for its own use, all Systems will be resold in the regular course of its business, and that the Buyer will




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                                                                SI/VAI Agreement
                                                                     Page 3 of 8



resell the Systems only to unaffiliated Customers and not to any third party having an equity interest in the Buyer.

4.2 SPECIFIC USES: (a) General: The Buyer shall not sell the systems for use in medical life support or aircraft instrumentation. (b) Medical Systems
Products: If the Buyer's System is sold for any medical purpose or application, the Buyer will, at its own cost and expense, obtain and maintain all approvals and permits required by the United States Food, Drug and Cosmetic Act of 1938, as then in effect or thereafter amended, and will not resell any of the Products in any way that will make them be adulterated or misbranded within the meaning of that Act or be an article which may not be introduced into interstate commerce pursuant to the requirements of Sections 404, 515, 510, 513, or 515 thereof, or be in violation of any similar law of any other jurisdiction having authority over the manufacture, processing and distribution of same.

4.3 TRADEMARKS: The Buyer acknowledges the validity of the Division's trade names and trademarks and that it shall have no right to or interest in any trade names or trademarks owned, used or claimed now or in the future by Sony Electronics Inc., Sony Corporation of America, Sony Corporation (Japan) or the subsidiary or affiliate companies of said corporations.

SECTION 5.0 SHIPMENTS

5.1 SHIPMENTS: The Buyer shall bear all costs and expenses incident to the Division's shipment of the Products to it, except in the case of any shipment which qualifies for prepaid freight under the Division's program then in effect. The Division shall select the method of shipment and the carrier. The Division will ship the Products only to locations in the continental United States, including Alaska.

5.2 TITLE AND RISK OF LOSS: Subject to Article IV, Section 3.7 above, title to all of the Products sold by the Division to the Buyer shall pass upon the Division's delivery thereof to the carrier. Risk of loss or damage to any of the Products in transit without regard to whether the Division paid the shipping charges therefor or whether any third party is designated as consignee thereof, is the Buyer's, whose responsibility it will be to file claims with the carrier.

5.3 TIME OF DELIVERY: Delivery dates set forth in any Buyer order or other purchasing documents, or any confirmation thereof by the Division, shall be deemed to be estimated only and subject to the Division's then current lead times for the Products. The Buyer will not be excused from payment of any amounts it owes to the Division or from the performance of any of its other obligations under the terms and conditions hereof as a result of, and the Division will not be liable to the Buyer for damages resulting from, the Division's failure to meet any of those dates. However, if the Division's delay in shipment or delivery of any ordered Products exceeds by ninety (90) days such first estimated date, then either party may cancel any Buyer order or part thereof not previously fulfilled by giving the other notice thereof and without incurring any liability to the other therefor.

5.4 SEPARATE TRANSACTION: Each Buyer order for the Products under this Agreement shall be deemed a separate transaction and each shipment of the Products by the Division will constitute a separate sale, obligating the Buyer to pay therefor, whether such shipment be in whole or only in partial fulfillment of such order.

5.5 STOP SHIPMENTS: The Division may, in its sole discretion, cancel any Buyer orders previously accepted by the Division or delay the delivery of any of the Products covered thereby if the Buyer defaults in any of its obligations under this Agreement or if the Division reasonably believes that the Buyer may do so for or with respect to any past or pending Buyer order.

SECTION 6.0 CREDIT; PAYMENT AND INDEBTEDNESS

6.1 MAINTENANCE OF CREDIT LINE: The Buyer shall maintain a credit line sufficient to support its purchases of the Products and to pay any indebtedness to the Division when due. The Division may, in its sole discretion, either generally or with respect to any specific Buyer order, vary, change or limit the amount or duration of credit allowed to the Buyer. The Buyer will make available to the Division such statements of its financial condition as the Division may, from time to time, reasonably request.

6.2 PAYMENT TERM: Unless otherwise provided in the Product and Market Schedule, payment terms are net sixty (60) days from the date of the Division's invoice; invoices are issued only on the date of shipment.

6.3 UNAUTHORIZED DEDUCTIONS: The Buyer shall not make deductions of any kind from any monies it owes to the Division unless the Buyer has received an official credit memorandum from the Division authorizing such deduction.

6.4 DEFAULT; ACCELERATION OF OBLIGATIONS AND CHARGE FOR LATE PAYMENT: The Buyer's payment for the Products shall be considered past due if it is not received by the Division by the due date shown on the Division's invoice. If any payment is past due, then in addition to any other remedy available to the Division under this Agreement or at law therefor, the Division may declare, by giving the Buyer notice thereof, that: (a) all of the liabilities and obligations of the Buyer to the Division, whether then due or not, to be immediately due unless the past due payment is received by the time specified in the notice; and/or, (b) impose a monthly finance charge on all amounts past due or declared due by (a) above equal to the lesser of one and one half percent (1-1/2%) or the maximum allowed by law and charge the Reseller for the Division's reasonable expenses of collection therefor, including but not limited to, attorneys' and experts' fees and court costs.

SECTION 7.0 PATENT, TRADEMARK AND COPYRIGHT INFRINGEMENT

7.1 CLAIMS OF DIRECT INFRINGEMENT: Subject to the terms and conditions of this Section 7.0, the Division warrants to the Buyer that, to the best of the Division's knowledge, the Products when and as manufactured and sold by the Division to the Buyer shall be free of any rightful third party claim of direct infringement of any United States patent, trademark or copyright by the Products per se.

7.2 INDEMNIFICATION BY THE DIVISION: The Division shall, at its own cost and expense, defend any claim or suit alleging direct patent trademark or copyright infringement instituted against the Buyer (and/or its officers, directors, employees and agents) and indemnify the Buyer against any award of damages and costs for direct infringement made against the Buyer (and/or its officers, directors, employees and agents) by a court of last resort, insofar as such award of damages is based on a final determination that the Products as and when furnished by the Division to the Buyer under this Agreement directly infringed any patent, trademark or copyright of the United States. Indemnification of costs hereunder will extend only to actual costs assessed. This indemnity will not apply to the Products made by or for, or modified by or for, the Division in accordance with the Buyer's specifications or requests.

7.3 CONDITIONS UNDER WHICH INDEMNIFICATION APPLIES: The Division's obligation under Section 72 shall be conditioned on the following: (a) the Buyer gives the Division prompt notice of such claim or suit, but in no event later than twenty (20) days after its receipt of such a claim or ten (10) days after the Buyer is served with such suit; (b) the Division, in its sole discretion, is given sole control of the defense of any such claim or suit and all negotiations for its settlement or compromise; (c) the Buyer fully cooperates with the Division in the defense and all related settlement negotiations; and, (d) if the Products become, or in the Division's opinion are likely to become, the subject of such a claim or suit, then the Buyer permits the Division, at the Division's own cost and expense but in its sole discretion: (1) to procure for the Buyer the right to continue using the affected Products; (2) to replace or to modify the affected Products so that they become non-infringing; or, (3) to remove the affected Products and refund to the Buyer the purchase price the Buyer paid therefor.




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                                                                SI/VAI Agreement
                                                                     Page 4 of 8



7.4     EXCLUSIONS: Notwithstanding the terms and conditions of Sections 7.1,
7.2 and 7.3, the Division shall have no liability to the Buyer if any such claim or suit is based upon or arises out of: (a) alterations of the Products by the Buyer or any third party, (b) failure of the Buyer to use updated Products provided by the Division for avoiding such infringement; (c) use of the Products in combination with apparatus or software not furnished by the Division except for those expressly approved in writing by the Division; (d) processes or methods allegedly performed by the Products; (e) use of the Products in the manner for which the same were neither designed nor contemplated; or, (f) a patent trademark or copyright in which the Buyer or an affiliate or subsidiary of the Buyer has a direct or indirect interest by license or otherwise.

7.5     DISCLAIMER OF WARRANTY AGAINST INFRINGEMENT: The warranty set forth in
Section 7.1 is in lieu of all other warranties, express or implied, with regard to any claim of infringement by the products. The Division hereby disclaims and excludes all warranties against infringement concerning the products that may be provided in Section 2-312(3) of the Uniform Commercial Code and/or in any other comparable state statute.

7.6 LIMITATION OF LIABILITY FOR INFRINGEMENT CLAIMS: The terms and conditions of this Section and Section 10.0 state the entire liability of the Division to the Buyer for any claim arising from or based upon, patent, trademark or copyright infringement respecting the Products.

7.7 INDEMNIFICATION BY THE BUYER: The Buyer shall, at its own cost and expense, defend, indemnify and hold harmless the Division (and/or its officers, directors, employees and agents) in the same manner and to the same extent described in Section 7.2 from any claim or suit against the Division (and/or its officers, directors, employees and agents) in which the alleged direct patent, trademark or copyright infringement arises from: (a) any of the Products made by or for, or modified by or for, the Division in accordance with the Buyer's specifications or requests; (b) alteration of the Products by the Buyer; or, (c) from the combination of the Products with equipment, software or products not furnished by the Division.

SECTION 8.0 INSPECTIONS; RETURNS; LIMITED WARRANTIES

8.1 INSPECTIONS: Within twenty (20) days of the Buyer's receipt of any of the Products under this Agreement the Buyer shall inspect same and furnish the Division with any claim it may have for shortages, incorrect materials, invoicing mistakes, or defects in material, workmanship or failure to meet specifications. The Buyer's failure to make such a claim within that period will be deemed to constitute the Buyer's acceptance of the Products and leave the Buyer with only those warranty-related remedies otherwise provided in Section
8.2. In the case of any claim involving shortages or invoicing errors, the Division will, upon confirmation of the claim, promptly furnish the Buyer with a credit memorandum. In the case of any claim involving incorrect materials, defects in material or workmanship or failure to meet specifications, the Buyer must return the affected Products to the Division and the Division will, upon confirmation of the claim, promptly furnish the Buyer with a credit memorandum for the Products returned and, subject to availability, ship the Buyer replacement Products with an invoice therefor.

8.2 LIMITED WARRANTY: The Division's warranty for the Products shall be as set forth in the Product and Market Schedule.

8.3 COMPATIBILITY: The Division hereby disclaims and excludes any representations or warranties that the products are compatible with any combination of products not furnished by the Division which the Buyer or any end user may choose to connect to the product except for those expressly approved in writing by the Division.

8.4 REPAIRS AND REPLACEMENTS: The Division shall not be required to install, de-install, and/or remove any of the Products from or into the Buyer's or the Customer's or any end users facilities, product(s), or system(s) for the purpose of repair or replacement. No repair or replacement by the Division of any Product or part thereof shall extend the warranty period as to the entire Product. The specific warranty on the repaired part only shall be in effect for a period of ninety (90) days following the repair or replacement of that part or for the unexpired portion of the Limited Warranty provided in Section 8.2 above, whichever is longer.

8.5 WARRANTIES TO CUSTOMERS OR END USERS: The Buyer shall make no warranties or representations on behalf of the Division to the Customers, any end users or to the trade with respect to any of the Products. The Buyer will provide its own warranty for the System and be responsible for any such warranty which the Buyer extends or allows to be extended, whether express or implied, to the Customers, any end users, or other third parties. The Buyer shall at all times comply with applicable federal and state laws relating to the delivery of warranties to consumers.

8.6 RESPONSIBILITY FOR REMOVAL OF DATA: The Buyer shall remove any data, software or programs or keep backup copies thereof prior to returning any of the Products to the Division for repair or other reason. The Division will not be liable for the loss of data contained in any returned Product.

SECTION 9.0 INDEMNITY BY THE BUYER

THE BUYER SHALL INDEMNIFY AND HOLD HARMLESS THE DIVISION, SONY ELECTRONICS INC., ITS PARENT COMPANY, SONY CORPORATION OF AMERICA, AND THE SUBSIDIARY AND AFFILIATED COMPANIES OF EACH AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES FROM AND AGAINST ANY CLAIMS, SUITS, LIABILITIES, LOSSES, FINES, PENALTIES, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND EXPERTS' FEES AND COSTS) ARISING FROM OR INCIDENT TO THE BUYER'S BREACH OF ITS OBLIGATIONS OR RESPONSIBILITIES UNDER SECTIONS 1.3, 4.2 OR 8.5 HEREOF.

SECTION 10.0 LIMITATION ON LIABILITY

EXCEPT FOR THE BUYER'S RIGHT TO INDEMNIFICATION UNDER SECTION 7.0, THE LIABILITY OF THE DIVISION, IF ANY, AND THE BUYER'S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER WITH RESPECT TO ANY BUYER ORDER FOR THE PRODUCTS OR WITH RESPECT TO ANY OF THE PRODUCTS COVERED THEREBY, AND REGARDLESS OF THE LEGAL THEORY OR THE DELIVERY OR NON-DELIVERY OF THE PRODUCTS, SHALL NOT BE GREATER THAN THE ACTUAL PURCHASE PRICE OF THE PRODUCTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE. UNDER NO CIRCUMSTANCES WILL THE DIVISION BE LIABLE TO THE BUYER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, FOR LOSS OF DATA, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL, AND THE CLAIMS OF ANY THIRD PARTY, OR FOR ANY OTHER REASON WHATSOEVER.

SECTION 11.0 TERMINATION

11.1 TERMINATION FOR CAUSE: The Division may immediately terminate this Agreement by giving the Buyer notice if the Buyer:

(a) defaults in the payment of any monies it owes to the Division when due and such default continues for a period of ten (10) days after the Division gives the Buyer notice thereof; or,




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                                                                SI/VAI Agreement
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(b)   defaults in the performance of any of its obligations under any of the terms or conditions of this Agreement other than as provided in subsection
      (a) above, which default is not remedied by the Buyer to the Division's satisfaction within thirty (30) days after the Division gives the Buyer notice thereof or,

(c) defaults in the performance of any of its obligations under the terms and conditions of this Agreement, which default by its nature, cannot be remedied by the Buyer; or,

(d)   engages directly or indirectly in any attempt to defraud the Division; or,

(e) issues any press release, advertising, brochure or other release of information to any of the Customers, the trade or the general public concerning or in any way referring to this Agreement or any other agreement or relationship with the Division and/or Sony Electronics Inc. without the prior written approval of this Division, which approval or rejection shall be given in the Division's sole discretion; or,

(f) is unable to pay any and/or all of its debts as they become due or becomes insolvent or ceases to pay any and/or all of its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of its creditors; or,

(g) is liquidated or dissolved or if any proceedings are commenced by, for or against it under any bankruptcy, insolvency, reorganization of debts or debtors relief law, or law providing for the appointment of a receiver or trustee in bankruptcy.

The Division may also immediately terminate this Agreement by notice: 1) pursuant to Section 11.3; or 2) upon the occurrence of, or the Buyer's failure to give notice of, any of the events referenced in Section 12.1 (a) - (c).

11.2 REMEDIES FOR BREACH: If the Buyer defaults in its obligations under the terms and conditions of this Agreement, then the Division may, in addition to any other remedy available to it hereunder or at law therefor, suspend or cease further shipments of the Products to the Buyer for a period of time specified in a notice to the Buyer.

11.3 SET-OFF: If the Buyer defaults with respect to this Agreement or any other agreement(s) with the Division or any other division of Sony Electronics Inc. including, but not limited to, the Buyer's failure to pay any monies when due either pursuant to this Agreement or any other such agreement, then the Division may, in its sole discretion, set off against any monies due and owing the Buyer such sum or sums of money due and owing from the Buyer to the Division and/or Sony Electronics Inc. pursuant to this Agreement or such other agreements, and/or to terminate this Agreement.

11.4 EFFECT ON OTHER AGREEMENTS: Upon the termination of this Agreement, Sony Electronics Inc. may, in its sole discretion, upon notice to the Buyer, immediately terminate any other agreements which may then be in effect between the Division and/or Sony Electronics Inc. and the Buyer. Such right of termination shall be in addition to and, to the extent necessary, supersede any right of termination which may be provided for in such other agreements.

11.5 SURVIVING OBLIGATIONS AND LIMITATIONS: Neither the termination nor expiration of this Agreement nor the termination of any of the agreements referred to in this Section shall release either party from the obligation to pay any monies that may be owing to the other party or operate to discharge any liability that had been incurred by either party prior to any such termination or expiration.

11.6 ORDER PROCEDURE AFTER NOTICE OF TERMINATION: During the period between the Division giving the Buyer notice of this Agreement's termination and the effective date of such termination, all Buyer orders not then fulfilled and all new Buyer orders for the Products that are accepted by the Division will be shipped to the Buyer only on a cash in advance basis.

SECTION 12.0 NOTICES

12.1 CHANGE IN STATUS: The Buyer shall give the Division immediate notice in writing of: (a) any transaction affecting the ownership of ten percent (10%) or more of the Buyer's capital stock, or any significant portion of the Buyer's assets, if the Buyer is a corporation; or, (b) any change in the respective interests of the partners, if the Buyer is a partnership; or, (c) any transaction affecting the ownership of any part of the business, if the Buyer is an individual proprietorship.

12.2 CHANGE IN NAME OR ADDRESS OF THE BUYER: The Buyer shall give the Division immediate notice in writing of any change in the: (a) name of the Buyer; or, (b) address of the Buyer's principal office from that first set forth above.

12.3 METHOD OF TRANSMISSION: Any notices given under this Agreement shall be in writing and will be deemed to have been sufficiently given when delivered by hand or sent by facsimile transmission (which is acknowledged by the recipient), overnight courier service or by certified or registered mail, postage and other charges prepaid, to the parties at the addresses first above written or as subsequently changed by notice duly given. The date of mailing or other transmission of any written notice will be deemed the date on which such notice is given unless otherwise specified in the notice.

SECTION 13.0 GENERAL

13.1 EXPORT: The Buyer shall not export the Products covered by this Agreement in violation of U.S. export laws and regulations. The Buyer will be solely responsible for compliance with and the obtaining of any required export licenses.

13.2 ASSIGNMENT: The Buyer shall not assign or otherwise transfer this Agreement or any interest or right hereunder or delegate the performance of any of its obligations hereunder to any third party without the prior written consent of the Division, which consent may be withheld in the Division's sole discretion. Any such attempted assignment, transfer or delegation without the prior written consent of the Division, will be deemed null and void and result in the immediate termination of this Agreement without necessity of any notice.

13.3 WAIVERS: Waiver by either party of any default, or either party's failure to enforce any of the terms and conditions of this Agreement shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict performance of every term and condition hereof.

13.4 NON-EXCLUSIVENESS; REMEDIES: Any specific right or remedy provided in this Agreement shall not be exclusive but will be cumulative of all other rights and remedies set forth herein and allowed at law.

13.5 LITIGATION: In the event of any litigation between the parties with respect to this Agreement, the prevailing party (the party entitled to recover costs of suit at such time as all appeals have been exhausted or the time for taking such appeals has expired) shall be entitled to recover reasonable attorneys' and experts' fees, and costs in addition to such other relief as the court may award.

13.6 HEADINGS: The headings of Articles and Sections in this Agreement are for convenience and reference only, and they shall in no way define, limit, or describe the scope of the provisions or be considered in the interpretation, construction or enforcement hereof.

13.7 INVALIDITY: If and to the extent that any term or condition of this Agreement is specifically determined by any court to be in whole or in part invalid or unenforceable, then this Agreement shall be immediately terminated upon such determination. However, such termination will not operate to discharge either party from the




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                                                                SI/VAI Agreement
                                                                     Page 6 of 8



obligation to pay the other party any sum due such other party or discharge any liability that had been incurred prior thereto.

13.8    SURVIVAL: Article IV Sections 1.2, 1.3, 3.3, 3.6, 4.1, 4.2, 4.3, 6.3,
6.4, 7.0, 8.0, 9.0, 10.0, 11.3, 11.4, 11.5, 12.3, 13.1, 13.2, 13.3, 13.4, 13.5,
13.7, 13.8, 14.0, 15.0 and 16.0 as well as any term or condition in the Product and Market Schedule where such survival is indicated or intended by the terms of such provision, shall survive the termination or expiration of this Agreement.

13.9 GOVERNMENT CONTRACTS: No provision required in any United States government contract or subcontract related thereto shall be deemed a part of this Agreement, or be imposed upon or binding upon the Division, and this Agreement will not be deemed an acceptance of any government provisions that may be included or referred to in any Buyer order or other purchasing document.

SECTION 14.0 FORCE MAJEURE

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DELAY IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS HEREUNDER DUE TO ANY CAUSE BEYOND SUCH PARTY'S REASONABLE CONTROL OR DUE TO ACTS OF GOD, ACTS OF CIVIL OR MILITARY AUTHORITIES, FIRES, LABOR DISTURBANCES, FLOODS, EPIDEMICS, GOVERNMENTAL RULES OR REGULATIONS, WAR, RIOT, DELAYS IN TRANSPORTATION OR SHORTAGES IN RAW MATERIALS OR OTHER PRODUCTS. THIS SECTION SHALL NOT RELIEVE OR RELEASE EITHER PARTY FROM ITS OBLIGATION TO MAKE PAYMENT WHEN DUE OF ANY MONIES WHICH EITHER PARTY MAY OWE TO THE OTHER.

SECTION 15.0 GOVERNING LAW AND VENUE

THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF NEW JERSEY. THE PARTIES HEREBY CONSENT TO AND SUBMIT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW JERSEY, AND ANY ACTION OR SUIT HEREUNDER WILL ONLY BE BROUGHT BY THE PARTIES IN THE FEDERAL OR STATE COURT WITH APPROPRIATE JURISDICTION OVER THE SUBJECT MATTER ESTABLISHED OR SITTING IN THAT STATE. THE PARTIES SHALL NOT RAISE IN CONNECTION THEREWITH, AND HEREBY WAIVE ANY DEFENSES BASED UPON THE VENUE, THE INCONVENIENCE OF THE FORUM, THE LACK OF PERSONAL JURISDICTION, THE SUFFICIENCY OF SERVICE OF PROCESS OR THE LIKE IN ANY SUCH ACTION OR SUIT BROUGHT IN THE STATE OF NEW JERSEY.

SECTION 16.0 WAIVER OF TRIAL BY JURY

IN THE EVENT OF ANY LITIGATION BETWEEN THE PARTIES RELATING TO OR ARISING IN ANY WAY OUT OF THIS AGREEMENT, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.





                       ARTICLE V PRODUCT MARKET SCHEDULE





                     THIS SPACE IS INTENTIONALLY LEFT BLANK




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                                                                SI/VAI Agreement
                                                                     page 7 of 8



                      THIS SPACE INTENTIONALLY LEFT BLANK.






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                                                                SI/VAI Agreement
                                                                     Page 8 of 8



                 ARTICLE VI INCORPORATION/ENTIRETY OF AGREEMENT


This Agreement supersedes, terminates and otherwise renders null and void any and all prior written and/or oral agreements between the Buyer and the Division with respect to the matters herein expressly set forth, except that nothing herein contained shall be construed as intended to relieve or release either party from its obligation to make payment of any monies which either party may owe to the other party. This Agreement represents and incorporates the entire understanding of the parties hereto with respect to the matters herein expressly set forth and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either party to the other, except as are herein expressly set forth. This Agreement may be modified only by a written instrument signed by the parties to this Agreement, which instrument makes specific reference to this Agreement and the changes to be made hereto.

The Buyer hereby warrants and represents that the individual executing this Agreement is duly authorized and empowered to bind the Buyer. This Agreement shall be subject to acceptance by the Division through its execution in the space provided below by an authorized representative only.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


       Dental Medical Diagnostic            SONY BUSINESS AND PROFESSIONAL
-------------------------------------       PRODUCTS GROUP
            (Name of Buyer)                 A DIVISION OF
                                            SONY ELECTRONICS INC.

By:     /s/ Robert H. Gurevitch             By:      /s/ Robert Ellis
   ----------------------------------           --------------------------------
         (Authorized Signature)                   (Authorized Signature)

Print Name: Robert H. Gurevitch             Print Name: Robert Ellis
            -------------------------                   ------------------------

Title: CEO/Chairman of the Board            Title: Director of Sales
       ------------------------------              -----------------------------

Date of Acceptance: March 20, 1996
                    -----------------

EXECUTION OF THIS AGREEMENT: If the Buyer is a corporation, indicate the office of the person signing the Agreement on behalf of the corporation. If the Buyer is a partnership, the same should be signed by a general partner, who should so indicate by use of the word "General Partner". If the Buyer is an individual proprietorship, the same should be indicated by use of the title "Sole Proprietor."

Dental Medical Diagnostic                                            SI Schedule
Westlake Village, CA 91362                                           Page 1 of 2



            ________________________________________________________

                        ARTICLE V PRODUCT MARKET SCHEDULE
                                       FOR
                            MEDICAL SYSTEMS PRODUCTS
                               SYSTEMS INTEGRATORS

1.      SYSTEM PRODUCTS

               PRODUCT DESCRIPTION
--------------------------------------------------------------------------------

MEDICAL SYSTEMS PRODUCTS as identified in the Division's current Medical Systems Price List for Systems Integrators

The prices for the above Products are the Systems Integrator prices for same as set forth in the Division's then current Price List for said Products. All pricing is subject to increase and/or adjustment in accordance with Sections 3.2 and 3.3 of this Agreement and is F.O.B. at the Division's warehouse.

2. U.S.F.D. & C. ACT COMPLIANCE: Unless the Division gives the Buyer notice or has otherwise labeled same, any of the Products listed above which are included within the Division's Medical Systems Products Price List will comply with the applicable provisions of the United States Federal Food, Drug & Cosmetics Act of 1938, as then in effect. If the Buyer is uncertain as to which Products are included in the Division's Medical Systems Products Price List, the Buyer shall contact the Division to obtain a current copy of such List.

3. ACCESS AND AUDIT: In addition to Article IV, Section 2.0 of this Agreement the Reseller shall maintain a record of all sales of the Medical Systems Products, and keep same for a period of two (2) years following the expiration or termination hereof. During the term of this Agreement and for such additional period, the Buyer shall make this record available, upon reasonable notice, to the Division.

4.      DESCRIPTION OF THE SYSTEM: (Attach separate sheet if necessary)










In addition, and notwithstanding anything contained in the definition of the Systems set forth in Article III, Section (d). the other components of the System must significantly exceed in value the Products incorporated therein; such other components must be manufactured by the Buyer or by other to specifications provided by the Buyer; and, the System itself must be sold to end users, bearing the Buyer's name or logo and be advertised as the Buyer's System.

Dental Medical Diagnostic                                            SI Schedule
Westlake Village, CA 91362                                           Page 2 of 2





5.      WARRANTY

        A. BUYER'S SYSTEM AND DIVISION'S LIMITED WARRANTY: If the Buyer's System requires either modification of the Products and/or their incorporation into the Buyer's System to such an extent that the Products are not readily visible to the end-user and/or are not easily disconnected or removed by the end-user, then the Buyer will not deliver to the Customers the Sony Limited Warranty Card enclosed with or accompanying the Product. The Division's warranty to the Buyer shall be as set forth in the Division's Limited Warranty Card enclosed with or accompanying the Products. If any Products are not accompanied by warranty cards, the Division's then current warranty applicable to those Products will apply.

        B. PRODUCT MODIFICATION: If the Buyer modifies the Products, then the limited warranty provided in 4.A above will be void and the Buyer shall remove and retain or destroy the Division's Limited Warranty Card accompanying the Products and remove the Sony trademarks from such Products as well as all labels containing the serial number, model number and FCC, DHHS and U.L. Registration and Certification stickers.

        C. PROOF OF PURCHASE: The Buyer's dated invoice must be retained as evidence of the date of purchase and to establish warranty eligibility.

        D. DISCLAIMER OF WARRANTY: EXCEPT FOR THE FOREGOING WARRANTIES, THE DIVISION HEREBY DISCLAIMS AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY AND/OR ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE DIVISION HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTY THAT THE PRODUCTS ARE COMPATIBLE WITH ANY COMBINATION OF NON-SONY PRODUCTS THE BUYER MAY CHOOSE TO CONNECT TO THE PRODUCTS.

6. CUSTOMERS: Buyer may resell the Products in the Systems to all classes of unaffiliated purchasers. If applicable, the Customer may be further described by the following Market Segment:

         Bona fide end users in the medical field or bona fide buying groups purchasing the Products for or on behalf of their members who are themselves such bona fide end users.

7.      MINIMUM   PURCHASE   REQUIREMENT   (MPR):   The  Buyer's  MPR  for  the
Medical Systems Products is $40,000 per year of Medical Systems Products.

8. ADVERTISING: The Buyer shall only advertise the Product as part of a System and shall not advertise the Products as stand-alone models.